Exhibit 24


               AMERICAN ELECTRIC POWER COMPANY, INC.

           I, Thomas G. Berkemeyer, Assistant Secretary of AMERICAN ELECTRIC POWER COMPANY, INC., HEREBY CERTIFY that the following constitutes a true and exact copy of the resolutions duly adopted by the affirmative vote of a majority of the Board of Directors of said Company at a meeting of said Board duly and legally held on April 23, 2003, at which meeting a quorum of the Board of Directors of said Company was present and voting throughout. I further certify that said resolutions have not been altered, amended or rescinded, and that they are presently in full force and effect.
           GIVEN under my hand this ____ day May, 2003.

                                 _/s/ Thomas G. Berkemeyer_
                                    Assistant Secretary



               AMERICAN ELECTRIC POWER COMPANY, INC.
                          April 23, 2003


           The Chairman stated that, in connection with the contemplated filing with the SEC of one or more post-effective Registration Statements ("Amended Registration Statement(s)"), including Amended Registration Statement(s) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") to amend Registration Statement No. 333-58540 of the Company relating to the proposed issuance and sale of up to $1,500,000,000 of unsecured notes ("Securities"), there was to be filed with the SEC a Power of Attorney, dated April 23, 2003, executed by the officers and directors of this Company appointing true and lawful attorneys to act in connection with the filing of such Amended Registration Statement(s) and any and all amendments thereto. The purpose of any such Amended Registration Statement(s) may include the increase by $50,000,000 the amount of Securities registered under the Securities Act pursuant to Registration Statement No. 333-58540 of the Company (such additional Securities shall constitute Securities for all purposes).

           Thereupon, on motion duly made and seconded, the following preambles and resolutions were unanimously adopted:

                WHEREAS, the Company proposes to file with the SEC one or more post-effective Amended Registration Statement(s), including Amended Registration Statement(s) pursuant to Rule 462(b) of the Securities Act for the registration pursuant to the applicable provisions of the Securities Act of up to $50,000,000 aggregate additional amount of Securities relating to Registration Statement No. 333-58540 of the Company; and

                WHEREAS, in connection with said Amended
           Registration Statement(s), there is to be filed with the SEC a Power of Attorney, dated April 23, 2003, executed by certain of the officers and directors of this Company appointing E. Linn Draper, Jr., Susan Tomasky, Armando A. Pena and Geoffrey S. Chatas, or any one of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney;

                NOW, THEREFORE, BE IT

                RESOLVED, that each and every one of said officers and directors be, and they hereby are, authorized to execute said Power of Attorney; and further

                RESOLVED, that any and all action hereafter taken by any of said named attorneys under said Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by said Power of Attorney; and further

                RESOLVED, that said Amended Registration
           Statement(s) and any amendments thereto, hereafter executed by any of said attorneys under said Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys.



               AMERICAN ELECTRIC POWER COMPANY, INC.
                         POWER OF ATTORNEY

      Each of the undersigned directors or officers of AMERICAN ELECTRIC POWER COMPANY, INC., a New York corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended, one or more post-effective Registration Statements (Amended Registration Statement(s)), including Amended Registration Statement(s), pursuant to Rule 462(b) to amend Registration Statement No. 333-58540, including the registration thereunder of up to an additional $50,000,000 aggregate amount of its unsecured notes, does hereby appoint E. LINN DRAPER, JR., SUSAN TOMASKY, ARMANDO A. PENA and GEOFFREY S. CHATAS his or her true and lawful attorneys, and each of them his or her true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him or her and in his or her name said Amended Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Amended Registration Statement(s) or the related Prospectus included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

      IN WITNESS WHEREOF, the undersigned have signed these presents this 23rd day of April, 2003.


_/s/ E. R. Brooks________      _/s/ Leonard J. Kujawa___
E. R. Brooks                   Leonard J. Kujawa

_/s/ Donald M. Carlton___      _/s/ Richard L. Sandor___
Donald M. Carlton              Richard L. Sandor

_/s/ John P. DesBarres___      _/s/ Thomas V. Shockley, III
John P. DesBarres              Thomas V. Shockley, III

_/s/ E. Linn Draper, Jr._      _/s/ Donald G. Smith_____
E. Linn Draper, Jr.            Donald G. Smith

_/s/ Robert W. Fri_______      _/s/ Linda Gillespie Stuntz
Robert W. Fri                  Linda Gillespie Stuntz

_/s/ William R. Howell___      _________________________
William R. Howell              Kathryn D. Sullivan

_/s/ Lester A. Hudson, Jr.
Lester A. Hudson, Jr.